SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FALL RIVER GAS CO

                    GAMCO INVESTORS, INC.
                                 9/12/00            3,000            23.2500
                                 9/11/00            1,000            23.0625
                    GABELLI ASSOCIATES FUND
                                 8/08/00            1,300            22.6250
                                 8/02/00            2,000            22.6250
                                 7/31/00              100            22.6250
                                 7/28/00              400            22.6250
                                 7/25/00              400            22.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.